Your **Vote** Counts!

SI-BONE, INC.

2025 Annual Meeting

Vote by June 04, 2025

11:59 PM ET



SI-BONE, INC.
471 EL CAMINO REAL, SUITE 101
SANTA CLARA, CALIFORNIA 95050

You invested in SI-BONE, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 05, 2025.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 05, 2025
8:00 AM PDT

Virtually at:
www.virtualshareholdermeeting.com/SIBN2025

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1a.	Timothy E. Davis, Jr.	For
1b.	Laura Francis	For
1c.	Jeryl L. Hilleman	For
2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as SI-BONE, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	For
3.	Advisory vote to approve executive compensation "Say-on-Pay".	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.